UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

iAnthus Capital Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56228	98-1360810
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 King Street West Suite 314
Toronto, Ontario		M5H 3S6
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 518-9418

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 20, 2024, iAnthus Capital Holdings, Inc. (the “Company”) issued a press release announcing an amendment (the “Amendment”) to the secured bridge notes (the “Bridge Notes”) originally issued by iAnthus New Jersey, LLC, a wholly-owned subsidiary of the Company, on February 2, 2021 in the aggregate initial principal amount of $11 million and having a maturity date of February 2, 2024. On February 2, 2024, in order to facilitate the Amendment, the parties agreed to a short-term extension of the maturity date from February 2, 2024, to February 16, 2024.

Pursuant to the Amendment entered into on February 16, 2024 between the Company and certain related-party lenders, (i) the maturity date of the Bridge Notes was extended from February 16, 2024 to February 16, 2026, (ii) the interest rate of the Bridge Notes remains at 12% per annum and interest accruing thereunder after February 16, 2024, which will be payable in quarterly cash payments, (iii) a fee for the Amendment (the "Amendment Fee") equal to 10% of the principal amount of the Bridge Notes, which is satisfied through the issuance of common shares of the Company ("Common Shares") at a price per share equal to the volume-weighted average trading price of the Common Shares on the Canadian Securities Exchange for the twenty (20) consecutive trading days immediately prior to the date of the Amendment, and (iv) the Company has agreed to utilize twenty-five (25%) of Non-Operational Cash Receipts in excess of US$5,000,000 to make payments towards the principal amount outstanding under the Bridge Notes, without penalty. For purposes of the Amendment, “Non-Operational Cash Receipts” means cash received by the Company which is not derived from the sale of cannabis products in the ordinary course of business of the Company, whether through retail, wholesale or otherwise.

As of the date of the Amendment, the aggregate principal amount outstanding on the Notes is equal to approximately US$15.8 million. The 20- day volume-weighted average trading price of the Common Shares is C$.0348, calculated as of February 16, 2024, and as a result, the Company will issue 61,314,272 Common Shares to satisfy the Amendment Fee.

A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated February 20, 2024

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IANTHUS CAPITAL HOLDINGS, INC.

Date:	February 22, 2024	By:	/s/ Richard Proud
Richard Proud Chief Executive Officer